e rUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 5, 2007

DEEP FIELD TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	333-120506	20-1862733
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1428 S. Brandywine Circle Fort Myers, Florida		33919
(Address of Principal Executive Offices)		(Zip Code)

(239) 482-4700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On July 5, 2007, Deep Field Technologies, Inc., a New Jersey corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cornell Capital Partners, L.P. (“Cornell”) whereby the Company sold to Cornell, and Cornell purchased from the Company, One Million Three Hundred Thousand Dollars ($1,300,000) of the Company’s secured convertible debentures (the “Debentures”) for a total purchase price of One Million Three Hundred Thousand Dollars ($1,300,000). In connection with the Purchase Agreement, the Company paid, directly out of the proceeds of this funding, a fee equal to six percent (6%) of the purchase price and structuring fee equal to Fifteen Thousand Dollars ($15,000) to Yorkville Advisors, LLC. The Company will use the proceeds from the sale of the Debentures for the purposes outlined in the Disclosure Schedule of the Purchase Agreement and the balance for general corporate and working capital purposes.

The Company shall pay an amount equal to the Installment Amount (as defined in the Debentures) in accordance with the Payment Schedule attached to the Debentures. Interest shall accrue on the outstanding principal balance of the Debentures at an annual rate equal to fourteen percent (14%) through January 5, 2008. Upon the occurrence of an Event of Default (as defined in the Debentures), interest shall accrue on the outstanding principal balance at an annual rate equal to eighteen percent (18%) and the holder shall have the right to nominate and to force the appointment of a majority of the members of the Board of Directors of the Company (the “Board”), which such right shall also include the right to force the resignation of members of the Board to achieve such objective.

The Debentures shall be convertible into shares of the Company’s common stock, no par value per share (“Common Stock”) at the option of the holder, in whole or in part at any time and from time to time, after the Original Issue Date (as defined in the Debentures) subject to certain limitations on conversion set forth therein. The number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of the Debentures to be converted by (y) the lesser of (a) $0.072 and (b) eighty percent (80%) of the lowest closing bid price of the Common Stock during the five (5) trading days immediately preceding the date of conversion as quoted by Bloomberg, LP. The Company shall not effect any conversions of the Debentures and the holder shall not have the right to convert any portion of the Debentures or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the holder, together with any affiliate thereof, would beneficially in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest.

So long as the Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions unless, prior to the consummation of such an organizational change, the Company obtains the written consent of Cornell.

So long as any Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or affiliates or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest, except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such related party, (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company.

So long as any Debentures are outstanding, the Company shall not, without the prior written consent of Cornell, (i) issue or sell shares of Common Stock or the Company’s preferred stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s bid price determined immediately prior to it’s issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company or (iv) file any registration statement on Form S-8.

For a period of twelve (12) calendar months from the date of the Debentures, if the Company intends to raise additional capital by the issuance or sale of capital stock of the Company, including, without limitation, shares of any class of common stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of common stock (whether the offering is conducted by the Company, underwriter, placement agent or any third party) the Company shall be obligated to offer to Cornell such issuance or sale of capital stock, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, prior to the offering such issuance or sale of capital stock  to any third parties including, but not limited to, current or former officers or directors, current or former shareholders and/or investors of the obligor, underwriters, brokers, agents or other third parties.  Cornell shall have ten (10) business days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.

Pursuant to the Purchase Agreement, the Company shall reduce cash expenditures by ten percent (10%) per month for the nine (9) months beginning June 2007 through February 2008 based on cash flow projections previously compiled and submitted to Cornell.  This represents an average reduction of $24,500 per month, based on average projected expenditures of approximately $245,000 over the same nine (9) month period. If Cornell does not receive its scheduled payment on time or the average expenditures exceed $221,500 per month, then the salary of U.S. employees will be reduced from $255,000 to $175,000 and deferred for a three (3) month period.

In connection with the Purchase Agreement, the Company issued to Cornell a warrant to purchase Twenty Million (20,000,000) shares of Common Stock for a period of five (5) years at an exercise price of $0.07 per share (the “Warrant”) and reduced the warrant exercise price on all warrants previously issued by the Company to Cornell to $0.07 per share. Shares underlying the Warrant shall have demand and piggy-back registration rights, and copies of all amendments to previously issued warrants have been provided herewith. Furthermore, the Company amended all of its previously issued convertible debentures to Cornell to reduce the fixed conversion prices therein to $0.072 per share as required under the Purchase Agreement. Copies of those amendments have also been provided herewith.

The Debentures are secured by (i) all of the assets of the Company as evidenced by that certain Security Agreement, dated August 13, 2004, by and between the Company and Cornell and perfected by the UCC-1 Financing Statement previously filed with the Nevada Secretary of State UCC Division document file no.: 2004025876-4 and New Jersey Department of Treasury UCC Section filing no: 2253737-9, (ii) those Pledged Shares as defined in and pursuant to the Pledge and Escrow Agreement, dated March 19, 2007, by and among the Company, Mr. Chuen Kin Quek and Cornell (iii) that certain Pledge and Escrow Agreement (the “Pledge Agreement”), of even date with the Purchase Agreement, by and among the Company, Cornell and David Gonzalez, Esq., as escrow agent (“DG”) pursuant to which the Company has agreed to provide to Cornell a security interest in those certain Pledged Shares (as such term is defined therein). A copy of the Pledge Agreement has been provided herewith.

In connection with the Purchase Agreement, the Company and Cornell entered into that certain Investor Registration Rights Agreement, of even date with the Purchase Agreement (the “IRRA”), pursuant to which the Company provided certain registration rights to Cornell under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute and applicable state securities laws. A copy of the IRRA has been provided herewith.

Contemporaneously with the execution of the Purchase Agreement, the Company, Cornell, DG (as escrow agent) and Fidelity Transfer Company, Inc., as transfer agent executed those certain Irrevocable Transfer Agent Instructions, a copy of which has been provided herewith.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 herein above.

Item 9.01 Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibit No. Description:

Exhibit	Description	Location
10.1	Securities Purchase Agreement, dated July 5, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
10.2	Secured Convertible Debenture, dated July 5, 2007, issued by the Company to Cornell Capital Partners, L.P.	Provided herewith
10.3	Warrant, dated July 5, 2007, issued by the Company to Cornell Capital Partners, L.P.	Provided herewith
10.4	Investor Registration Rights Agreement, dated July 5, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
10.5	Pledge and Escrow Agreement, dated July 5, 2007, by and among the Company, Cornell Capital Partners, L.P. and David Gonzalez, Esq., as escrow agent	Provided herewith
10.6
Irrevocable Transfer Agent Instructions, dated July 5, 2007, by and among the Company, Cornell Capital Partners, L.P., David Gonzalez, Esq., as escrow agent and Fidelity Stock Transfer, as transfer agent
Provided herewith
10.7	Amendment No. 1 to Warrant No.: 1-5, dated July 5, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
10.8	Amendment No. 1 to Warrant No.: 2-5, dated July 5, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith

Exhibit	Description	Location
10.9	Amendment No. 1 to Warrant No.: 3-5, dated July 5, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
10.10	Amendment No. 1 to Warrant No.: 4-5, dated July 5, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
10.11	Amendment No. 1 to Warrant No.: 5-5, dated July 5, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
10.12	Amendment No. 1 to Secured Convertible Debenture No. 1-1, dated July 5, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
10.13	Amendment No. 1 to Secured Convertible Debenture No. 3-1, dated July 5, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
10.14	Amendment No. 1 to Secured Convertible Debenture No. 3-2, dated July 5, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
10.15	Amendment No. 1 to Secured Convertible Debenture No. 3-3, dated July 5, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
10.16	Security Agreement, dated August 13, 2004, by and between the Company and Cornell Capital Partners, L.P.	Incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Company’s Registration Statement on Form SB-2/A, as filed by the Company with the SEC on January 13, 2005
10.17	Pledge and Escrow Agreement, dated March 19, 2007, by and among the Company, Mr. Chuen Kin Quek, Cornell Capital Partners, L.P. and David Gonzalez, Esq., as escrow agent	Incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 as filed by the Company with the SEC on May 3, 2007

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FIELD TECHNOLOGIES, INC.

Date: July 11, 2007	By:	/s/ Fred Griffin
Name: Fred Griffin
Title: Chief Financial Officer